Exhibit 99.1

Box Reports Fiscal Third Quarter 2025 Financial Results

Revenue of $276 Million, up 5% Year-Over-Year, up 6% in Constant Currency

Remaining Performance Obligations of $1.3 Billion, up 13% Year-Over-Year, up 14% in Constant Currency

Record GAAP Operating Margin of 8.5% and Record Non-GAAP Operating Margin of 29.1%

GAAP Net Income Per Share of $0.05 and Record Non-GAAP Net Income Per Share of $0.45

REDWOOD CITY, Calif. – December 3, 2024 – Box, Inc. (NYSE:BOX), the leading Intelligent Content Management (ICM) platform, today announced preliminary financial results for the third quarter of fiscal year 2025, which ended October 31, 2024.

“We delivered strong Q3 financial results and unveiled the most transformational product line-up in Box history,” said Aaron Levie, co-founder and CEO of Box. “Now businesses of all sizes will be able to realize the full value of their content and leverage the data inside their files to drive innovation, automate processes, and secure their most important information as we drive a new era of Intelligent Content Management.”

“Third quarter revenue growth of 5% year-over-year, or 6% in constant currency, came in at the high-end of our guidance,” said Dylan Smith, co-founder and CFO of Box. “With operational discipline built into the core of our company, we drove record gross and operating margins in the quarter. Our efficient cost structure enables us to continue to make meaningful investments in our sales and marketing programs and product roadmap as we deliver the leading Intelligent Content Cloud for the enterprise.”

Fiscal Third Quarter Financial Highlights

•
Revenue for the third quarter of fiscal 2025 was $275.9 million, a 5% increase from revenue for the third quarter of fiscal 2024 of $261.5 million, or 6% growth on a constant currency basis.
•
Remaining performance obligations (“RPO”) as of October 31, 2024 were $1.282 billion, a 13% increase from RPO as of October 31, 2023 of $1.131 billion, or 14% growth on a constant currency basis.
•
Billings for the third quarter of fiscal 2025 were $264.7 million, a 4% increase from billings for the third quarter of fiscal 2024 of $253.7 million, or 3% growth on a constant currency basis. Third quarter billings were impacted by a roughly 100 basis point tailwind from FX versus our prior expectations of 210 basis point tailwind.
•
GAAP gross profit for the third quarter of fiscal 2025 was a record $220.4 million, or 79.9% of revenue. This compares to a GAAP gross profit of $192.3 million, or 73.5% of revenue, in the third quarter of fiscal 2024.
•
Non-GAAP gross profit for the third quarter of fiscal 2025 was a record $226.1 million, or 81.9% of revenue. This compares to a non-GAAP gross profit of $199.6 million, or 76.3% of revenue, in the third quarter of fiscal 2024.
•
GAAP operating income in the third quarter of fiscal 2025 was a record $23.4 million, or 8.5% of revenue. This compares to a GAAP operating income of $11.4 million, or 4.4% of revenue, in the third quarter of fiscal 2024.
•
Non-GAAP operating income in the third quarter of fiscal 2025 was a record $80.2 million, or 29.1% of revenue. This compares to a non-GAAP operating income of $64.6 million, or 24.7% of revenue, in the third quarter of fiscal 2024.
•
GAAP diluted net income per share attributable to common stockholders in the third quarter of fiscal 2025 was $0.05 on 149.1 million weighted-average shares outstanding. This compares to GAAP diluted net income per share attributable to common stockholders of $0.04 in the third quarter of fiscal 2024 on 147.6 million weighted-average shares outstanding. GAAP diluted net income per share attributable to common stockholders in the third quarter of fiscal 2025 includes a negative impact of $0.02 year-over-year from unfavorable foreign exchange rates.
•
Non-GAAP diluted net income per share attributable to common stockholders in the third quarter of fiscal 2025 was a record $0.45 on 149.5 million weighted-average shares outstanding. This compares to non-GAAP diluted net income per share attributable to common stockholders of $0.36 in the third quarter of fiscal 2024 on 147.6 million weighted-average shares outstanding. Non-GAAP diluted net income per share attributable to common stockholders in the third quarter of fiscal 2025 includes a negative impact of $0.02 year-over-year from unfavorable foreign exchange rates.
•
Net cash provided by operating activities in the third quarter of fiscal 2025 was $62.6 million, a 13% decrease from net cash provided by operating activities of $71.8 million in the third quarter of fiscal 2024.
•
Non-GAAP free cash flow in the third quarter of fiscal 2025 was $57.4 million, a 2% decrease from non-GAAP free cash flow of $58.3 million in the third quarter of fiscal 2024.
•
Raised $460 million through a convertible debt offering, with convertible notes due September 15, 2029.

Growth on a constant currency basis and impact from foreign exchange is determined by comparing current period reported results with the current results calculated using the equivalent rates in the prior period.

For more information on the non-GAAP financial measures and key metrics discussed in this press release, please see the section titled, “About Non-GAAP Financial Measures and Other Key Metrics,” and the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Recent Business Highlights

•
Delivered wins or expansions with leading organizations across a variety of industries, including Aerospace (Blue Origin), Financial Services (Citadel Enterprise Americas and Moelis & Company), Legal (Gibson Dunn and Morgan Lewis), Life Sciences (Biogen and Catalent Pharma Solutions), Public Sector (Food & Drug Administration and Naval Air Systems Command), Manufacturing (Veeco Instruments and Vulcan Materials), and Media and Entertainment (Lionsgate, San Antonio Spurs and Serviceplan).
•
Introduced a new Suites plan, Enterprise Advanced, to allow customers to access the full power of the Intelligent Content Management platform, which includes:
o
Box Forms, allowing users to easily design and publish engaging web and mobile forms; and Doc Gen, which automatically creates custom documents within Box by pulling data from Box Forms, third-party apps, custom apps, and metadata.
o
Box AI Studio, allowing admins to select their preferred AI model from Box’s list of trusted providers to create tailored Box AI agents, with no coding required.
o
Box Apps beta, a no-code solution that makes it easier to create intelligent applications that manage content-centric business processes throughout the enterprise.
o
A new suite of advanced data security and compliance features including Box Archive and Content Recovery.
o
Enhanced developer tools including the Doc Gen API, Box AI API Metadata Extract and Box AI API and higher API allocations.
•
Announced the general availability of Box Hubs, revolutionizing content publishing in the enterprise and allowing users to extract insights from their enterprise content with Box AI.
•
Announced that Box received its “In Process” designation for FedRAMP High from the Federal Risk and Authorization Management Program Management Office.
•
Expanded its strategic partnership with Amazon Web Services (AWS), allowing customers to access foundation models directly in Box AI using Amazon Bedrock, starting with Anthropic’s Claude and Amazon Titan.
•
Announced a new AI partnership with Slalom to help customers leverage advanced AI and machine learning to unlock valuable insights from their content.
•
Hosted BoxWorks 2024, attracting thousands of attendees and customer speakers from leading organizations in-person in San Francisco and virtually.
•
Recognized as a Leader in the IDC MarketScape: Worldwide Intelligent Content Services 2024 Vendor Assessment.
•
Announced the fourth-annual Box Impact Fund, which awards a total of $150K to six nonprofits pursuing digital transformation projects. Each organization will receive a $25K grant to help fuel critical missions and digitally transform the nonprofit workplace.

Outlook

As a reminder, approximately one third of Box’s revenue is generated outside of the U.S., of which approximately 65% is in Japanese Yen. The following guidance includes the expected impact of FX headwinds, assuming present foreign currency exchange rates.

Additionally, as we have become consistently profitable in our international business, in the fourth quarter of fiscal year 2024 we released the valuation allowance against our deferred tax assets in the United Kingdom. Accordingly, in fiscal year 2025 we are recognizing deferred tax expense in the United Kingdom. This non-cash expense is reflected in our GAAP and non-GAAP diluted net income per share guidance for the fourth quarter of fiscal year 2025 and full fiscal year 2025.

Q4 FY25 Guidance

•
Revenue is expected to be approximately $279 million, up 6% year-over-year, or 7% growth on a constant currency basis.

•
GAAP operating margin is expected to be approximately 7.5%, and non-GAAP operating margin is expected to be approximately 27.5%.
•
GAAP net income per share attributable to common stockholders is expected to be approximately $0.07. GAAP EPS guidance includes an expected negative impact of $0.02 from unfavorable exchange rates and $0.01 from the recognition of deferred tax expenses in international countries.
•
Non-GAAP diluted net income per share attributable to common stockholders is expected to be approximately $0.41. Non-GAAP EPS guidance includes an expected negative impact of $0.02 from unfavorable exchange rates and $0.01 from the recognition of deferred tax expenses in international countries.
•
Weighted-average diluted shares outstanding are expected to be approximately 151 million.

Full Year FY25 Guidance

•
Revenue is expected to be approximately $1.090 billion, up 5% year-over-year, or 7% growth on a constant currency basis. We now expect FX to be a 190 basis point headwind to full fiscal year 2025 revenue growth, 20 basis points higher than our previous expectations. On a constant currency basis, our new guidance represents a $3 million increase from our previous guidance.
•
GAAP operating margin is expected to be approximately 7.5%, and non-GAAP operating margin is expected to be approximately 28%. For full fiscal year 2025 GAAP and non-GAAP operating margin, we now expect FX to be a headwind of 140 basis points, 10 basis points higher than our previous expectations.
•
GAAP net income per share attributable to common stockholders is expected to be approximately $0.30. FY25 GAAP EPS guidance includes an expected negative impact of $0.13 from unfavorable exchange rates and $0.05 from the recognition of deferred tax expenses in international countries.
•
Non-GAAP diluted net income per share attributable to common stockholders is expected to be approximately $1.70. FY25 non-GAAP EPS guidance includes an expected negative impact of $0.13 from unfavorable exchange rates and $0.05 from the recognition of deferred tax expenses in international countries.
•
Weighted-average diluted shares outstanding are expected to be approximately 149 million.

All forward-looking non-GAAP financial measures contained in this section titled “Outlook” exclude estimates for stock-based compensation expense, intangible assets amortization, and as applicable, other special items. Box has provided a reconciliation of GAAP to non-GAAP net income per share and operating margin guidance at the end of this press release.

Webcast and Conference Call Information

Box’s management team will host a conference call today beginning at 2:00 p.m. (PT) / 5:00 p.m. (ET) to discuss Box’s financial results, business highlights and future outlook. A live audio webcast of this call will be available through Box’s Investor Relations website at https://www.boxinvestorrelations.com for a period of 90 days after the date of the call. Prepared remarks will be available on the Box Investor Relations website after the call ends.

The conference call can be accessed by registering online at https://events.q4inc.com/attendee/640324096 at which time registrants will receive dial-in information as well as a conference ID.

A live webcast will be accessible from the Box investor relations website at www.boxinvestorrelations.com. A replay will be available at the same webcast link until 11:59 p.m. on December 2, 2025.

Box has used, and intends to continue to use, its Investor Relations website (www.box.com/investors), as well as certain X accounts (@box, @levie and @boxincir), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Box’s Investor Relations website, these X accounts, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Box’s Investor Relations website address, these X accounts, and any hyperlinks are only inactive textual references.

This press release, the financial tables, as well as other supplemental information including the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures, are also available on Box’s Investor Relations website. Box also provides investor information, including news and commentary about Box’s business and financial performance, Box’s filings with the Securities and Exchange Commission, notices of investor events and Box’s press and earnings releases, on Box’s Investor Relations website.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties, and assumptions, including statements regarding Box’s expectations regarding its growth and profitability, the size of its market opportunity, its investments in go-to-market programs, the demand for its products, the potential of AI and its impact on Box, the timing of recent and planned product introductions, enhancements and integrations, the short- and long-term success, market adoption and retention, capabilities, and benefits of such product introductions and enhancements, the success of strategic partnerships and acquisitions, the impact of macroeconomic conditions on its business, its ability to grow and scale its business and drive operating efficiencies, the impact of fluctuations in foreign currency exchange rates on its future results, its net retention rate, its ability to achieve revenue targets and billings expectations, its revenue and billings growth rates, its ability to expand operating margins, its revenue growth rate plus free cash flow margin in fiscal year 2025 and beyond, its long-term financial targets, its ability to maintain profitability on a quarterly or ongoing basis, its free cash flow, its ability to continue to grow unrecognized revenue and remaining performance obligations, its revenue, billings, GAAP and non-GAAP gross margins, GAAP and non-GAAP net income per share, GAAP and non-GAAP operating margins, the related components of GAAP and non-GAAP net income per share, weighted-average outstanding share count expectations for Box’s fiscal fourth quarter and full fiscal year 2025 in the section titled “Outlook” above, equity burn rate, any potential repurchase of its common stock, whether, when, in what amount and by what method any such repurchase would be consummated, and the share price of any such repurchase. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: (1) adverse changes in general economic or market conditions, including those caused by the Russia-Ukraine conflict and the conflict in the Middle East, inflation, and fluctuations in foreign currency exchange rates; (2) delays or reductions in information technology spending; (3) factors related to Box’s highly competitive market, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by Box’s current or future competitors; (4) the development of the cloud content management market; (5) the risk that Box’s customers do not renew their subscriptions, expand their use of Box’s services, or adopt new products offered by Box on a timely basis, or at all; (6) Box’s ability to provide timely and successful enhancements, integrations, new features and modifications to its platform and services; (7) actual or perceived security vulnerabilities in Box’s services or any breaches of Box’s security controls; (8) Box’s ability to realize the expected benefits of its third-party partnerships; and (9) Box’s ability to successfully integrate acquired businesses and achieve the expected benefits from those acquisitions. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Box. While Box believes these estimates are meaningful, they could differ from the actual amounts that Box ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2024. Box assumes no obligations and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended October 31, 2024.

Additional information on potential factors that could affect Box’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings Box makes with the Securities and Exchange Commission from time to time, including the Quarterly Report on Form 10-Q filed for the fiscal quarter ended July 31, 2024. These documents are available on the SEC Filings section of Box’s Investor Relations website located at www.boxinvestorrelations.com. Box does not assume any obligation to update the forward-looking statements contained in this press release to reflect events that occur or circumstances that exist after the date on which they were made.

About Non-GAAP Financial Measures and Other Key Metrics

To supplement Box’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Box provides investors with certain non-GAAP financial measures and other key metrics, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income attributable to common stockholders, non-GAAP net income per share attributable to common stockholders, billings, remaining performance obligations, non-GAAP free cash flow and free cash flow margin. The presentation of these non-GAAP financial measures and key metrics is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures and key metrics, please see the reconciliation of these non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Box uses these non-GAAP financial measures and key metrics for financial and operational decision-making (including for purposes of determining variable compensation of members of management and other employees) and as a means to evaluate period-to-period comparisons. Box’s management believes that these non-GAAP financial measures and key metrics provide meaningful supplemental information regarding Box’s performance by excluding certain expenses that may not be indicative of Box’s recurring core business operating results. Box believes that both management and investors benefit from referring to these non-GAAP financial measures and key metrics in assessing Box’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures and key metrics also facilitate management's internal comparisons to Box’s historical performance as well as comparisons to Box’s competitors' operating results. Box believes these non-GAAP financial measures and key metrics are useful to investors both because they (1) allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) are used by Box’s institutional investors and the analyst community to help them analyze the health of Box’s business.

A limitation of non-GAAP financial measures and key metrics is that they do not have uniform definitions. Further, Box’s definitions will likely differ from the definitions used by other companies, including peer companies, and therefore comparability may be limited. Thus, Box’s non-GAAP financial measures and key metrics should be considered in addition to, and not as a substitute for, or in isolation from, measures prepared in accordance with GAAP. Additionally, in the case of stock-based compensation expense, if Box did not pay a portion of compensation in the form of stock-based compensation expense, the cash salary expense included in cost of revenue and operating expenses would be higher, which would affect Box’s cash position. The accompanying tables have more details on the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures.

Non-GAAP gross profit and non-GAAP gross margin. Box defines non-GAAP gross profit as GAAP gross profit excluding expenses related to stock-based compensation (“SBC”) included in cost of revenue, intangible assets amortization, and as applicable, other special items. Non-GAAP gross margin is defined as non-GAAP gross profit divided by revenue. Although SBC is an important aspect of the compensation of Box’s employees and executives, determining the fair value of certain of the stock-based instruments Box utilizes estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Management believes it is useful to exclude SBC in order to better understand the long-term performance of Box’s core business and to facilitate comparison of Box’s results to those of peer companies. Management also views amortization of acquired intangible assets, such as the amortization of the cost associated with an acquired company’s developed technology and trade names, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense that is not typically affected by operations during any particular period. Box also excludes expenses associated with a non-recurring workforce reorganization from non-GAAP gross profit as they are considered by management to be special items outside of Box’s core operating results.

Non-GAAP operating income and non-GAAP operating margin. Box defines non-GAAP operating income as operating income excluding expenses related to SBC, intangible assets amortization, and as applicable, other special items. Non-GAAP operating margin is defined as non-GAAP operating income divided by revenue. Box excludes the following expenses as they are considered by management to be special items outside of Box’s core operating results: (1) fees related to shareholder activism (2) expenses related to certain litigation, (3) expenses associated with a non-recurring workforce reorganization, consisting primarily of severance and other personnel-related costs, and (4) expenses related to acquisitions.

Non-GAAP net income attributable to common stockholders and non-GAAP net income per share attributable to common stockholders. Box defines non-GAAP net income attributable to common stockholders as GAAP net income attributable to common stockholders excluding expenses related to SBC, intangible assets amortization, amortization of debt issuance costs, the income tax benefit from the release of a valuation allowance on deferred tax assets, induced conversion of convertible notes, undistributed earnings attributable to preferred stockholders, and as applicable, other special items as described in the preceding paragraph. Box defines non-GAAP net income per share attributable to common stockholders as non-GAAP net income attributable to common stockholders divided by the weighted-average outstanding shares.

Billings. Billings reflect, in any particular period, (1) sales to new customers, plus (2) subscription renewals and (3) expansion within existing customers, and represent amounts invoiced for all products and professional services. Box calculates billings for a period by adding changes in deferred revenue and contract assets in that period to revenue. Box believes that billings help investors better understand sales activity for a particular period, which is not necessarily reflected in revenue as a result of the fact that Box recognizes subscription revenue ratably over the subscription term. Box considers billings a significant performance measure. Box monitors billings to manage the business, make planning decisions, evaluate performance and allocate resources. Box believes that billings offers valuable supplemental information regarding the performance of the business and helps investors better understand the sales volumes and performance of the business. Although Box considers billings to be a significant performance measure, Box does not consider it to be a non-GAAP financial measure because it is calculated using exclusively revenue, deferred revenue, and contract assets, all of which are financial measures calculated in accordance with GAAP.

Remaining performance obligations. Remaining performance obligations (“RPO”) represent, at a point in time, contracted revenue that has not yet been recognized. RPO consists of deferred revenue and backlog. Backlog is defined as non-cancellable contracts deemed certain to be invoiced and recognized as revenue in future periods. Future invoicing is determined to be certain when we have an executed non-cancellable contract or a significant penalty that is due upon cancellation. While Box believes RPO is a leading indicator of revenue as it represents sales activity not yet recognized in revenue, it is not necessarily indicative of future revenue growth as it is influenced by several factors, including seasonality, contract renewal timing, average contract terms and foreign currency exchange rates. Box monitors RPO to manage the business and evaluate performance. Box considers RPO to be a significant performance measure. Box does not consider RPO to be a non-GAAP financial measure because it is calculated in accordance with GAAP, specifically under ASC Topic 606.

Non-GAAP free cash flow and free cash flow margin. Box defines non-GAAP free cash flow as cash flows from operating activities less purchases of property and equipment, principal payments of finance lease liabilities, capitalized internal-use software costs, and other items that did not or are not expected to require cash settlement and that management considers to be outside of Box’s core business. Free cash flow margin is calculated as non-GAAP free cash flow divided by revenue. Box specifically identifies adjusting items in the reconciliation of GAAP to non-GAAP financial measures. Box considers non-GAAP free cash flow to be a profitability and liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in Box's business and strengthening its balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures. The presentation of non-GAAP free cash flow is also not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

About Box

Box (NYSE:BOX) is the leading Intelligent Content Management provider, a single platform that enables organizations to fuel collaboration, manage the entire content lifecycle, secure critical content, and transform business workflows with enterprise AI. Founded in 2005, Box simplifies work for leading global organizations, including AstraZeneca, JLL, Morgan Stanley, and Nationwide. Box is headquartered in Redwood City, CA, with offices across the United States, Europe, and Asia. Visit box.com to learn more. And visit box.org to learn more about how Box empowers nonprofits to fulfill their missions.

Contacts

Investors:
Cynthia Hiponia and Elaine Gaudioso
+1 650-209-3463
ir@box.com

Media:
Kait Conetta and Sheridan Hoover
press@box.com

BOX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	October 31,	January 31,
	2024	2024
ASSETS
Current assets:
Cash and cash equivalents	$608,765	$383,742
Short-term investments	89,150	96,948
Accounts receivable, net	188,495	281,487
Deferred commissions	43,192	45,817
Other current assets	32,988	34,186
Total current assets	962,590	842,180
Operating lease right-of-use assets, net	83,283	99,354
Goodwill	78,733	76,750
Deferred commissions, non-current	57,470	63,541
Deferred tax assets	72,352	75,665
Other long-term assets	99,892	83,673
Total assets	$1,354,320	$1,241,163
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$53,416	$52,737
Accrued compensation and benefits	32,629	36,872
Operating lease liabilities	25,590	26,812
Deferred revenue	475,469	562,859
Total current liabilities	587,104	679,280
Debt, net, non-current	651,675	370,822
Operating lease liabilities, non-current	75,992	94,165
Other liabilities, non-current	25,754	35,863
Total liabilities	1,340,525	1,180,130
Series A convertible preferred stock	493,677	492,095
Stockholders’ deficit:
Common stock	14	14
Additional paid-in capital	686,216	785,374
Accumulated other comprehensive loss	(9,959)	(9,686)
Accumulated deficit	(1,156,153)	(1,206,764)
Total stockholders’ deficit	(479,882)	(431,062)
Total liabilities, convertible preferred stock and stockholders’ deficit	$1,354,320	$1,241,163

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2024	2023	2024	2023
Revenue	$275,913	$261,537	$810,610	$774,863
Cost of revenue (1)	55,556	69,227	169,321	197,891
Gross profit	220,357	192,310	641,289	576,972
Operating expenses:
Research and development (1)	67,865	61,026	195,983	186,860
Sales and marketing (1)	95,407	87,930	283,315	262,745
General and administrative (1)	33,674	31,975	100,293	97,778
Total operating expenses	196,946	180,931	579,591	547,383
Income from operations	23,411	11,379	61,698	29,589
Interest and other (expense) income, net	(6,119)	1,801	2,438	7,412
Income before provision for income taxes	17,292	13,180	64,136	37,001
Provision for income taxes	4,399	2,524	13,525	7,204
Net income	$12,893	$10,656	$50,611	$29,797
Accretion and dividend on series A convertible preferred stock	(4,282)	(4,280)	(12,832)	(12,811)
Undistributed earnings attributable to preferred stockholders	(985)	(729)	(4,302)	(1,938)
Net income attributable to common stockholders	$7,626	$5,647	$33,477	$15,048
Net income per share attributable to common stockholders
Basic	$0.05	$0.04	$0.23	$0.10
Diluted	$0.05	$0.04	$0.23	$0.10
Weighted-average shares used to compute net income per share attributable to common stockholders
Basic	143,479	143,915	144,275	144,296
Diluted	149,071	147,625	148,002	149,351

(1) Includes stock-based compensation expense as follows:
	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2024	2023	2024	2023
Cost of revenue	$4,640	$4,973	$13,992	$14,688
Research and development	19,925	17,731	57,420	53,455
Sales and marketing	19,635	16,810	56,591	49,674
General and administrative	11,384	11,380	33,854	33,700
Total stock-based compensation	$55,584	$50,894	$161,857	$151,517

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2024	2023	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$12,893	$10,656	$50,611	$29,797
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,926	14,513	15,910	38,996
Stock-based compensation expense	55,584	50,894	161,857	151,517
Amortization of deferred commissions	12,839	13,434	39,377	40,803
Induced conversion expense	10,139	—	10,139	—
Other	(4,898)	1,024	(2,496)	2,729
Changes in operating assets and liabilities:
Accounts receivable, net	(12,537)	(3,029)	90,764	93,280
Deferred commissions	(11,572)	(11,042)	(30,860)	(28,361)
Operating lease right-of-use assets, net	4,821	10,452	18,171	26,302
Other assets	569	1,934	(26)	707
Accounts payable, accrued expenses and other liabilities	3,880	(3,002)	(10,519)	(9,138)
Operating lease liabilities	(6,332)	(11,545)	(21,658)	(35,731)
Deferred revenue	(8,730)	(2,507)	(91,186)	(81,513)
Net cash provided by operating activities	62,582	71,782	230,084	229,388
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(34,221)	(40,644)	(90,676)	(106,389)
Maturities of short-term investments	21,500	29,000	97,396	79,000
Sales of short-term investments	—	—	3,567	—
Purchases of property and equipment	(271)	(2,461)	(1,945)	(4,461)
Proceeds from sales of property and equipment	2,404	418	8,395	1,671
Capitalized internal-use software costs	(7,354)	(3,985)	(19,031)	(12,362)
Other	(3,525)	—	(3,525)	(190)
Net cash used in investing activities	(21,467)	(17,672)	(5,819)	(42,731)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible notes, net of issuance costs	448,953	—	448,953	—
Partial repurchase of convertible notes	(191,713)	—	(191,713)	—
Purchase of capped calls related to convertible notes	(52,486)	—	(52,486)	—
Settlement of capped calls related to convertible notes	30,313	—	30,313	—
Repurchases of common stock	(29,965)	(51,016)	(168,651)	(155,922)
Principal payments on borrowings	(30,000)	—	(30,000)	—
Payments of dividends to preferred stockholders	(3,750)	(3,750)	(11,250)	(11,193)
Proceeds from exercise of stock options	817	362	16,170	1,157
Proceeds from issuances of common stock under employee stock purchase plan	10,233	10,815	25,910	26,860
Employee payroll taxes paid for net settlement of stock awards	(20,306)	(16,272)	(58,089)	(58,298)
Principal payments of finance lease liabilities	—	(7,179)	(2,141)	(26,131)
Other	—	(419)	(2,022)	(3,989)
Net cash provided by (used in) financing activities	162,096	(67,459)	4,994	(227,516)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(881)	(4,874)	(3,470)	(9,710)
Net increase (decrease) in cash, cash equivalents, and restricted cash	202,330	(18,223)	225,789	(50,569)
Cash, cash equivalents, and restricted cash, beginning of period	407,716	396,694	384,257	429,040
Cash, cash equivalents, and restricted cash, end of period	$610,046	$378,471	$610,046	$378,471

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA

(In Thousands, Except Per Share Data and Percentages)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2024	2023	2024	2023
GAAP gross profit	$220,357	$192,310	$641,289	$576,972
Stock-based compensation	4,640	4,973	13,992	14,688
Acquired intangible assets amortization	1,073	1,452	3,206	4,356
Workforce reorganization	—	912	—	912
Non-GAAP gross profit	$226,070	$199,647	$658,487	$596,928

GAAP gross margin	79.9%	73.5%	79.1%	74.5%
Stock-based compensation	1.6	1.9	1.7	1.9
Acquired intangible assets amortization	0.4	0.6	0.4	0.5
Workforce reorganization	—	0.3	—	0.1
Non-GAAP gross margin	81.9%	76.3%	81.2%	77.0%

GAAP operating income	$23,411	$11,379	$61,698	$29,589
Stock-based compensation	55,584	50,894	161,857	151,517
Acquired intangible assets amortization	1,073	1,452	3,206	4,356
Acquisition-related expenses	50	—	343	14
Expenses related to litigation	72	(10)	176	309
Workforce reorganization	—	912	—	912
Non-GAAP operating income	$80,190	$64,627	$227,280	$186,697

GAAP operating margin	8.5%	4.4%	7.6%	3.8%
Stock-based compensation	20.2	19.4	20.0	19.6
Acquired intangible assets amortization	0.4	0.6	0.4	0.6
Acquisition-related expenses	—	—	—	—
Expenses related to litigation	—	—	—	—
Workforce reorganization	—	0.3	—	0.1
Non-GAAP operating margin	29.1%	24.7%	28.0%	24.1%

GAAP net income attributable to common stockholders	$7,626	$5,647	$33,477	$15,048
Stock-based compensation	55,584	50,894	161,857	151,517
Acquired intangible assets amortization	1,073	1,452	3,206	4,356
Acquisition-related expenses	50	—	343	14
Expenses related to litigation	72	(10)	176	309
Workforce reorganization	—	912	—	912
Amortization of debt issuance costs	651	475	1,604	1,423
Induced conversion expense	10,139	—	10,139	—
Undistributed earnings attributable to preferred stockholders	(7,733)	(6,145)	(20,192)	(18,090)
Non-GAAP net income attributable to common stockholders	$67,462	$53,225	$190,610	$155,489

GAAP net income per share attributable to common stockholders, diluted	$0.05	$0.04	$0.23	$0.10
Stock-based compensation	0.37	0.34	1.09	1.01
Acquired intangible assets amortization	0.01	0.01	0.02	0.03
Acquisition-related expenses	—	—	—	—
Expenses related to litigation	—	—	—	—
Workforce reorganization	—	0.01	—	0.01
Amortization of debt issuance costs	—	—	0.01	0.01
Induced conversion expense	0.07	—	0.07	—
Undistributed earnings attributable to preferred stockholders	(0.05)	(0.04)	(0.13)	(0.12)
Non-GAAP net income per share attributable to common stockholders, diluted	$0.45	$0.36	$1.29	$1.04
Weighted-average shares used to compute GAAP net income per share attributable to common stockholders, diluted	149,071	147,625	148,002	149,351
Weighted-average shares used to compute non-GAAP net income per share attributable to common stockholders, diluted	149,499	147,625	148,311	149,351

GAAP net cash provided by operating activities	$62,582	$71,782	$230,084	$229,388
Proceeds from sales of property and equipment, net of purchases	2,133	(2,043)	6,450	(2,790)
Principal payments of finance lease liabilities	—	(7,179)	(2,141)	(26,131)
Capitalized internal-use software costs	(7,354)	(4,243)	(21,053)	(13,334)
Non-GAAP free cash flow	$57,361	$58,317	$213,340	$187,133
GAAP net cash used in investing activities	$(21,467)	$(17,672)	$(5,819)	$(42,731)
GAAP net cash provided by (used in) financing activities	$162,096	$(67,459)	$4,994	$(227,516)

BOX, INC.

RECONCILIATION OF GAAP REVENUE TO BILLINGS

(In Thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2024	2023	2024	2023
GAAP revenue	$275,913	$261,537	$810,610	$774,863
Deferred revenue, end of period	491,304	471,963	491,304	471,963
Less: deferred revenue, beginning of period	(502,104)	(479,293)	(586,871)	(566,630)
Contract assets, beginning of period	5,481	3,477	2,452	1,900
Less: contract assets, end of period	(5,909)	(3,944)	(5,909)	(3,944)
Billings	$264,685	$253,740	$711,586	$678,152

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER SHARE GUIDANCE

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended	Fiscal Year Ended
	January 31, 2025	January 31, 2025
GAAP net income per share attributable to common stockholders, diluted	$0.07	$0.30
Stock-based compensation	0.36	1.46
Acquired intangible asset amortization	0.01	0.03
Amortization of debt issuance costs	0.01	0.02
Other (1)	—	0.07
Undistributed earnings attributable to preferred stockholders	(0.04)	(0.18)
Non-GAAP net income per share attributable to common stockholders, diluted	$0.41	$1.70

Weighted-average shares, diluted	151,500	149,000
(1)
Other includes induced conversion expense, acquisition-related expenses, and expenses related to litigation.

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP OPERATING MARGIN GUIDANCE

(Unaudited)

	Three Months Ended	Fiscal Year Ended
	January 31, 2025	January 31, 2025
GAAP operating margin	7.5%	7.5%
Stock-based compensation	19.5	20.0
Acquired intangible assets amortization	0.5	0.5
Non-GAAP operating margin	27.5%	28.0%